Registration No. 333-31096

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

   Virginia                                                                                                                         13-1872319
(State or other jurisdiction                                                                                                                                (I.R.S. Employer
of incorporation or organization)                                                                                                                            Identification No.)

    190 Carondelet Plaza, Suite 1530, Clayton, Missouri                                                                                                                         63105
     (Address of Principal Executive Offices)                                                                                                                        (Zip Code)

OLIN 1991 LONG TERM INCENTIVE PLAN
(Full title of the plan)

G. H. Pain
Vice President, General Counsel and Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
(Name and address of agent for service)

314-480-1400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer __X___       Accelerated filer _____
Non-accelerated filer ______                        Smaller reporting company _______

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Commission File No. 333-31096) filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2000, pertaining to the registration of 757,345 shares of common stock, issuable under the Olin 1991 Long Term Incentive Plan (the “Plan”) and Registration Statement on Form S-8 (Commission File No. 33-40346) filed with the SEC on May 2, 1991, pertaining to the registration of 500,000 shares of common stock, issuable under the Plan.  The Registrant is filing this Post-Effective Amendment No. 1 to deregister all shares of common stock that have not been sold or otherwise issued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on April 23, 2010.

                    OLIN CORPORATION

                   By:           /s/ George H. Pain
George H. Pain, Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ JOSEPH D. RUPP Joseph D. Rupp Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ RANDALL W. LARRIMORE Randall W. Larrimore Director
/s/ JOHN E. FISCHER John E. Fischer Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ JOHN M.B. O’CONNOR John M. B. O’Connor Director
/s/ TODD A. SLATER Todd A. Slater Vice President and Controller (Principal Accounting Officer)	/s/ RICHARD M. ROMPALA Richard M. Rompala Director
/s/ GRAY G. BENOIST Gray G. Benoist Director	/s/ PHILIP J. SCHULZ Philip J. Schulz Director
/s/ DONALD W. BOGUS Donald W. Bogus Director	/s/ VINCENT J. SMITH Vincent J. Smith Director
/s/ C. ROBERT BUNCH C. Robert Bunch Director